Exhibit 23.2

Your Ref:

Our Ref:   6341/2019/GEN/ATGCO13F

July 17, 2019

The Board of Directors

Luokung Technology Corp.

LAB32, Soho3Q

No. 9 Guanghua Road

Chaoyang District

Beijing

People’s Republic of China

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to Form F-3 of our report relating to the consolidated financial statements for the years ended December 31, 2018 and 2017 of Luokung Technology Corp. and its subsidiaries (the “Company”) dated April 24, 2019 appearing in the annual report on Form 20-F of the Company for the year ended December 31, 2018.

We also consent to the incorporation by reference in Amendment No. 1 to Form F-3 of our report relating to the consolidated financial statements for the years ended December 31, 2017 and 2016 of Superengine Holding Limited and its subsidiaries dated July 9, 2019 appearing in the Form 6-K of the Company filed on July 9, 2019.

/s/ Moore Stephens CPA Limited

Certified Public Accountants

Hong Kong